                                                                    EXHIBIT 99.1

                       [MERCANTILE BANK CORPORATION LOGO]

FOR FURTHER INFORMATION:

AT MERCANTILE BANK CORPORATION:                      FOR MEDIA:
Gerald R. Johnson, Jr.   Charles Christmas           Linda Margolin
Chairman & CEO           Chief Financial Officer     Margolin & Associates, Inc.
616-406-3700             616-406-3750                216-765-0953
gjohnson@mercbank.com    cchristmas@mercbank.com     lmm@margolinIR.com



               MERCANTILE BANK CORPORATION ANNOUNCES THIRD QUARTER
                      NET INCOME OF $3.1 MILLION, UP 39.8%

WYOMING, Mich., October 7, 2004 -- Mercantile Bank Corporation (Nasdaq: MBWM) reported net income for the third quarter of 2004 of $3.1 million, up 39.8 percent from the $2.2 million reported in the third quarter of 2003. Earnings for the third quarter of 2004 include an $845,000 ($549,000 after-tax) write-off associated with the unamortized balance of issuance costs related to the redemption of the $16.0 million trust preferred offering issued in 1999. Excluding this one-time expense, earnings were $3.7 million, a 64.4 percent increase over the prior-year quarter. Reported diluted earnings per share were $0.43 compared with $0.37 for the prior-year third quarter, an increase of 16.2 percent. Excluding the one-time charge, diluted earnings per share for the third quarter of 2004 were $0.50. Per share results reflect a common stock offering completed in the fourth quarter of 2003, which increased average shares outstanding by 1.4 million, or 23.1 percent.

For the first nine months of 2004, Mercantile reported net income of $9.2 million, up 31.9 percent from the $7.0 million reported in the first nine months of 2003. Excluding the $845,000 write-off, earnings were $9.8 million, a 39.7 percent increase over the prior-year period. Reported diluted earnings per share were $1.26 compared with the $1.19 reported for the prior-year period. Excluding the one-time charge, diluted earnings per share were $1.34. Per share results reflect the aforementioned common stock offering, which increased average shares outstanding by 1.5 million, or 24.8 percent.

Gerald R. Johnson, Jr., Chairman and CEO, commented, "Exceptional loan growth is a recurring theme for us, and we are pleased to continue this performance for still another quarter, with assets fast approaching the $1.5 billion mark. Our strong loan growth has been supported by a tradition of excellent asset quality and disciplined expense management, which has enabled us to achieve another outstanding earnings quarter."

On September 16, 2004, Mercantile completed a private placement of $16.0 million of floating rate trust preferred securities. The rate is based on 3-month LIBOR, plus a specified percentage; the current rate is 4.06 percent, adjusted quarterly. Proceeds were used to redeem $16.0 million of 9.60% Cumulative Preferred Securities issued in 1999. For details regarding this transaction, please refer to the Form 8-K filed with the SEC on September 22, 2004. Mercantile recognized an $845,000 pre-tax charge in connection with the redemption, representing the unamortized issuance costs of the securities.

Total revenue, comprised of net interest income and non-interest income, was $12.0 million in the third quarter of 2004, an increase of 31.8 percent over the $9.1 million earned during the prior-year third quarter. Mr. Johnson noted, "We are effectively managing our net interest margin to maintain its stability, allowing strong loan growth to drive growth in net interest income." Net interest income increased 34.9 percent to $10.9 million for the 2004 third quarter, reflecting a combination of 32.3 percent growth in average earning assets and a four basis point improvement in the net interest margin to 3.23 percent. Non-interest income for the third quarter was $1.2 million, an increase of 7.9 percent above last year's third quarter; this quarter's non-interest income was enhanced by gains of $135,000 resulting from the sale of SBA-guaranteed loans.

Non-interest expense for the third quarter of 2004 was $6.4 million, an increase of 34.7 percent over the prior-year period. Excluding the write-off of trust preferred issuance costs, non-interest expense increased 16.9 percent, primarily reflecting an 18.5 percent increase in salaries and benefits from the addition of 34 FTEs (a 21.8 percent increase in staff). Mr. Johnson noted that revenue growth continues to far outpace growth in non-interest expense, indicative of the Company's ongoing attention to expense control. Mercantile's efficiency ratio was 53.40 percent for the third quarter of 2004 compared to 52.26 percent for last year's third quarter. Excluding the one-time write-off, the efficiency ratio was 46.40 percent.

Commenting on Mercantile's asset quality, Mr. Johnson said, "Our asset quality remains strong, reflecting the strength of our underwriting and credit administrative culture." Non-performing assets were $3.0 million at September 30, 2004, or 0.20 percent of total assets, compared with $3.7 million at June 30, 2004, or 0.27 percent of total assets. Annualized net charge-offs for the quarter were 0.15 percent of average loans, compared with 0.02 percent for the prior-year period. The loan and lease loss reserve was $17.0 million, or 1.36 percent of total loans and leases at September 30, 2004.

Total assets were $1.47 billion at September 30, 2004, an increase of $320.6 million, or 27.8 percent, from the prior-year third quarter. Loans rose $280.0 million, or 28.8 percent, during the same time period, primarily funded by a $255.3 million increase in deposits. Non-interest bearing deposits rose 43.4 percent, to $111.0 million.

Shareholders' equity at September 30, 2004 was $137.9 million, a twelve-month increase of $15.8 million, or 12.9 percent. Total shares outstanding at quarter-end were 7,176,822. Mercantile's total risk-based capital ratio at September 30, 2004 was 12.21 percent. Mr. Johnson concluded, "With strong loan growth and a more favorable rate environment, we are well positioned to continue the earnings momentum generated through our successful business model."

About Mercantile Bank Corporation

Mercantile Bank Corporation is the bank holding company for Mercantile Bank of West Michigan. The Bank's primary service area is the Kent and Ottawa County area of West Michigan, which includes the City of Grand Rapids, the second-largest city in the State of Michigan. The Bank provides a wide variety of commercial banking services primarily to businesses, individuals, and governmental units through its five full-service offices in greater Grand Rapids, and its Holland, Michigan office located thirty miles southwest of Grand Rapids. Mercantile Bank Corporation's common stock is listed on the Nasdaq National Market under the symbol "MBWM."

Non-GAAP Financial Measures

This press release includes disclosure and discussion of earnings, EPS and efficiency ratio excluding a one-time write-off. These numbers are non-GAAP financial measures as defined in Securities and Exchange Commission ("SEC") Regulation G and Item 10 of SEC Regulation S-K. Management believes that these measures are better indicators of operating performance than the GAAP-based ratios. A complete reconciliation of the GAAP-based and non-GAAP information included in this press release has been provided. Non-GAAP information presented by other companies may not be comparable to that presented herein, since each company may define non-GAAP measures differently.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Mercantile Bank Corporation
Third Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                           CONSOLIDATED BALANCE SHEETS




                                                                  SEPTEMBER 30,            DECEMBER 31,            SEPTEMBER 30,
                                                                     2004                     2003                     2003
                                                                     ----                     ----                     ----
                                                                  (Unaudited)               (Audited)               (Unaudited)
ASSETS
   Cash and due from banks                                    $       35,304,000       $       16,309,000       $       32,600,000
   Short-term investments                                                327,000                  255,000                  230,000
   Federal funds sold                                                  5,500,000                        0               11,800,000
                                                                -----------------        -----------------        -----------------
      Total cash and cash equivalents                                 41,131,000               16,564,000               44,630,000

   Securities available for sale                                      87,625,000               71,421,000               61,579,000
   Securities held to maturity                                        50,668,000               45,112,000               42,444,000
   Federal Home Loan Bank stock                                        6,726,000                4,977,000                3,927,000

   Total loans and leases                                          1,252,161,000            1,035,963,000              972,191,000
   Allowance for loan and lease losses                               (17,045,000)             (14,379,000)             (13,482,000)
                                                                -----------------        -----------------        -----------------
      Total Loans and leases, net                                  1,235,116,000            1,021,584,000              958,709,000

   Premises and equipment, net                                        21,319,000               15,305,000               15,229,000
   Bank owned life insurance policies                                 16,966,000               16,441,000               16,013,000
   Accrued interest receivable                                         5,638,000                4,098,000                4,142,000
   Other assets                                                        9,760,000                7,835,000                7,715,000
                                                                -----------------        -----------------        -----------------

      Total assets                                            $    1,474,949,000       $    1,203,337,000       $    1,154,388,000
                                                                =================        =================        =================


LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                                     $      111,042,000       $       76,579,000       $       77,448,000
      Interest-bearing                                             1,033,815,000              826,313,000              812,133,000
                                                                -----------------        -----------------        -----------------
         Total deposits                                            1,144,857,000              902,892,000              889,581,000

   Securities sold under agreement to repurchase                      46,691,000               49,545,000               48,310,000
   Federal funds purchased                                                     0                6,000,000                        0
   Federal Home Loan Bank advances                                   120,000,000               90,000,000               70,000,000
   Subordinated debentures                                            16,495,000               16,495,000               16,495,000
   Other borrowed money                                                1,508,000                1,114,000                1,012,000
   Accrued expenses and other liabilities                              7,463,000                7,090,000                6,833,000
                                                                -----------------        -----------------        -----------------
         Total liabilities                                         1,337,014,000            1,073,136,000            1,032,231,000

SHAREHOLDERS' EQUITY
   Common stock                                                      130,935,000              118,560,000              113,118,000
   Retained earnings                                                   6,635,000               11,421,000                8,951,000
   Accumulated other comprehensive income                                365,000                  220,000                   88,000
                                                                -----------------        -----------------        -----------------
      Total shareholders' equity                                     137,935,000              130,201,000              122,157,000

      Total liabilities and shareholders' equity              $    1,474,949,000       $    1,203,337,000       $    1,154,388,000
                                                                =================        =================        =================

\

Mercantile Bank Corporation
Third Quarter 2004 Results


                           MERCANTILE BANK CORPORATION
                         CONSOLIDATED REPORTS OF INCOME




                                              THREE MONTHS ENDED    THREE MONTHS ENDED    NINE MONTHS ENDED       NINE MONTHS ENDED
                                              September 30, 2004    September 30, 2003    September 30, 2004     September 30, 2003
                                              ------------------    ------------------    ------------------     ------------------
                                                 (Unaudited)           (Unaudited)           (Unaudited)            (Unaudited)
INTEREST INCOME
   Loans and leases, including fees            $     16,193,000     $    12,679,000       $     44,823,000       $     36,345,000
   Investment securities                              1,598,000           1,164,000              4,424,000              3,566,000
   Federal funds sold                                    26,000              11,000                 53,000                 50,000
   Short-term investments                                 2,000                   0                  3,000                  1,000
                                                 ---------------      --------------        ---------------        ---------------
      Total interest income                          17,819,000          13,854,000             49,303,000             39,962,000

INTEREST EXPENSE
   Deposits                                           5,706,000           4,952,000             15,385,000             15,353,000
   Short-term borrowings                                220,000             168,000                576,000                512,000
   Federal Home Loan Bank advances                      652,000             274,000              1,778,000                531,000
   Long-term borrowings                                 385,000             415,000              1,219,000              1,240,000
                                                 ---------------      --------------        ---------------        ---------------
      Total interest expense                          6,963,000           5,809,000             18,958,000             17,636,000
                                                 ---------------      --------------        ---------------        ---------------

      Net interest income                            10,856,000           8,045,000             30,345,000             22,326,000

   Provision for loan and lease losses                1,200,000           1,380,000              3,674,000              2,850,000
                                                 ---------------      --------------        ---------------        ---------------

      Net interest income after provision
         for loan and lease losses                    9,656,000           6,665,000             26,671,000             19,476,000

NON INTEREST INCOME
   Service charges on accounts                          319,000             303,000                930,000                852,000
   Net gain on sales of securities                            0              59,000                 78,000                271,000
   Net gain on sales of loans                           135,000                   0                175,000                      0
   Other income                                         702,000             709,000              2,013,000              2,184,000
                                                 ---------------      --------------        ---------------        ---------------
      Total non interest income                       1,156,000           1,071,000              3,196,000              3,307,000

NON INTEREST EXPENSE
   Salaries and benefits                              3,589,000           3,029,000             10,382,000              8,285,000
   Occupancy                                            401,000             353,000              1,170,000              1,032,000
   Furniture and equipment                              277,000             272,000                817,000                738,000
   Other expense                                      2,148,000           1,110,000              4,601,000              3,099,000
                                                 ---------------      --------------        ---------------        ---------------
      Total non interest expense                      6,415,000           4,764,000             16,970,000             13,154,000
                                                 ---------------      --------------        ---------------        ---------------

      Income before federal income tax expense        4,397,000           2,972,000             12,897,000              9,629,000

   Federal income tax expense                         1,283,000             744,000              3,664,000              2,628,000
                                                 ---------------      --------------        ---------------        ---------------

      Net income                               $      3,114,000     $     2,228,000       $      9,233,000       $      7,001,000
                                                 ===============      ==============        ===============        ===============


   Basic earnings per share                               $0.43               $0.38                  $1.29                  $1.22

   Diluted earnings per share                             $0.43               $0.37                  $1.26                  $1.19

   Average shares outstanding *                       7,176,032           5,792,537              7,169,198              5,723,020

   Average diluted shares outstanding *               7,318,345           5,945,459              7,316,510              5,862,644

   * - Adjusted for 5% stock dividend paid on May 3, 2004

Mercantile Bank Corporation
Third Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)


                                                                       QUARTERLY                               YEAR-TO-DATE
                                         ---------------------------------------------------------------   -----------------------
                                            2004          2004           2004        2003        2003
(dollars in thousands except per
share data)                                3RD QTR       2ND QTR       1ST QTR      4TH QTR     3RD QTR       2004         2003
                                         ----------    ----------   ----------   ----------   ----------   ----------   ----------
EARNINGS
   Net interest income                   $   10,856       10,000        9,489        8,939        8,045       30,345       22,326
   Provision for loan and
     lease losses                        $    1,200        1,230        1,244          950        1,380        3,674        2,850
   NonInterest income                    $    1,156        1,001        1,039        1,100        1,071        3,196        3,307
   NonInterest expense                   $    6,415        5,400        5,155        4,917        4,764       16,970       13,154
   Net income                            $    3,114        3,146        2,973        3,015        2,228        9,233        7,001
   Basic earnings per share              $     0.43         0.44         0.42         0.42         0.38         1.29         1.22
   Diluted earnings per share            $     0.43         0.43         0.41         0.42         0.37         1.26         1.19
   Average shares outstanding *           7,176,032    7,172,633    7,158,970    7,102,196    5,792,537    7,169,198    5,723,020
   Average diluted shares
     outstanding *                        7,318,345    7,322,474    7,314,126    7,260,163    5,945,459    7,316,510    5,862,644

PERFORMANCE RATIOS
   Return on average assets                    0.86%        0.95%        0.96%        1.02%        0.82%        0.92%        0.93%
   Return on average common equity             9.06%        9.50%        9.10%        9.38%       10.22%        9.23%       11.25%
   Net interest margin (fully
     tax-equivalent)                           3.23%        3.24%        3.26%        3.26%        3.19%        3.24%        3.20%
   Efficiency ratio                           53.40%       49.09%       48.96%       48.98%       52.26%       50.60%       51.32%
   Full-time equivalent employees               190          183          167          161          156          190          156

CAPITAL
   Average equity to average assets            9.54%       10.01%       10.50%       10.91%        7.99%        9.99%        8.25%
   Tier 1 leverage capital ratio              10.75%       11.35%       11.87%       12.49%       12.75%       10.75%       12.75%
   Tier 1 risk-based capital ratio            10.99%       11.50%       11.99%       12.60%       12.69%       10.99%       12.69%
   Total risk-based capital ratio             12.21%       12.74%       13.23%       13.84%       13.93%       12.21%       13.93%
   Book value per share                  $    19.22        18.71        18.52        18.17        17.52        19.22        17.52
   Cash dividend per share               $     0.09         0.09         0.09         0.08         0.08         0.27         0.24

ASSET QUALITY
   Gross loan charge-offs                $      581          263          299           72           95        1,143          524
   Net loan charge-offs                  $      467          255          286           53           56        1,008          258
   Net loan charge-offs to
     average loans                             0.15%        0.09%        0.11%        0.02%        0.02%        0.12%        0.04%
   Allowance for loan and
     lease losses                        $   17,045       16,312       15,337       14,379       13,482       17,045       13,482
   Allowance for losses to
     total loans                               1.36%        1.38%        1.38%        1.39%        1.39%        1.36%        1.39%
   Nonperforming loans                   $    1,433        3,731        3,122        1,785          287        1,433          287
   Other real estate and
     repossessed assets                  $    1,552            0            0            0            0        1,552            0
   Nonperforming assets to
     total assets                              0.20%        0.27%        0.24%        0.15%        0.02%        0.20%        0.02%

END OF PERIOD BALANCES
   Loans and leases                      $1,252,161    1,185,363    1,111,152    1,035,963      972,191    1,252,161      972,191
   Total earning assets
     (before allowance)                  $1,403,007    1,311,191    1,234,158    1,157,728    1,092,171    1,403,007    1,092,171
   Total assets                          $1,474,949    1,378,626    1,293,935    1,203,337    1,154,388    1,474,949    1,154,388
   Deposits                              $1,144,857    1,046,069      995,334      902,892      889,581    1,144,857      889,581
   Shareholders' equity                  $  137,935      134,272      133,075      130,201      122,157      137,935      122,157

AVERAGE BALANCES
   Loans and leases                      $1,219,325    1,144,758    1,067,710      999,618      918,966    1,144,206      849,733
   Total earning assets
     (before allowance)                  $1,361,985    1,269,300    1,196,936    1,115,960    1,029,203    1,276,387      959,072
   Total assets                          $1,429,059    1,330,507    1,250,733    1,169,521    1,083,389    1,337,686    1,008,775
   Deposits                              $1,094,166    1,004,651      946,562      886,299      867,291    1,015,415      817,709
   Shareholders' equity                  $  136,290      133,211      131,361      127,511       86,510      133,629       83,192



* - Adjusted for 5% stock dividend paid on May 3, 2004

Mercantile Bank Corporation
Third Quarter 2004 Results

                           MERCANTILE BANK CORPORATION
           Reconciliation of GAAP-Based Operating Performance Measures
                   and Adjusted Operating Performance Measures


The following schedule reflects the adjustment of GAAP-based operating results and certain performance measures for the one-time charge associated with the unamortized balance of issuance costs of trust preferred securities that were redeemed during the third quarter of 2004. Management believes excluding the impact of the one-time charge from 2004 operating results and performance measures allows a more meaningful comparison of 2004 results to 2003 results.




                                                     THREE MONTHS ENDED  THREE MONTHS ENDED  NINE MONTHS ENDED    NINE MONTHS ENDED
                                                     September 30, 2004  September 30, 2003  September 30, 2004  September 30, 2003
                                                    ------------------  ------------------  ------------------   ------------------
                                                       (Unaudited)          (Unaudited)        (Unaudited)          (Unaudited)
GAAP-BASED OPERATING PERFORMANCE MEASURES

   Net interest income                                $10,856,000          $ 8,045,000        $30,345,000          $22,326,000
   Provision for loan and lease losses                  1,200,000            1,380,000          3,674,000            2,850,000
   Noninterest income                                   1,156,000            1,071,000          3,196,000            3,307,000
   Noninterest expense                                  6,415,000            4,764,000         16,970,000           13,154,000
                                                      -----------          -----------        -----------          -----------
         Income before federal income tax expense       4,397,000            2,972,000         12,897,000            9,629,000
   Federal income tax expense                           1,283,000              744,000          3,664,000            2,628,000
                                                      -----------          -----------        -----------          -----------
         Net income                                     3,114,000            2,228,000          9,233,000            7,001,000

   Basic earnings per share                           $      0.43          $      0.38        $      1.29          $      1.22
   Diluted earnings per share                                0.43                 0.37               1.26                 1.19

   Return on average assets                                  0.86%                0.82%              0.92%                0.93%
   Return on average equity                                  9.06%               10.22%              9.23%               11.25%
   Net interest margin                                       3.23%                3.19%              3.24%                3.20%
   Efficiency ratio                                         53.40%               52.26%             50.60%               51.32%


ADJUSTED OPERATING PERFORMANCE MEASURES

   Net interest income                                $10,856,000          $ 8,045,000        $30,345,000          $22,326,000
   Provision for loan and lease losses                  1,200,000            1,380,000          3,674,000            2,850,000
   Noninterest income                                   1,156,000            1,071,000          3,196,000            3,307,000
   Noninterest expense                                  6,415,000            4,764,000         16,970,000           13,154,000
   Elimination of one-time charge associated
      with redemption of trust preferred securities       845,000                    0            845,000                    0
                                                      -----------          -----------        -----------          -----------
         Income before federal income tax expense       5,242,000            2,972,000         13,742,000            9,629,000
   Federal income tax expense                           1,283,000              744,000          3,664,000            2,628,000
   Increase in federal income tax expense due to
      elimination of one-time charge                      297,000                    0            297,000                    0
                                                      -----------          -----------        -----------          -----------
         Net income                                     3,662,000            2,228,000          9,781,000            7,001,000

   Basic earnings per share                           $      0.51          $      0.38        $      1.36          $      1.22
   Diluted earnings per share                                0.50                 0.37               1.34                 1.19

   Return on average assets                                  1.02%                0.82%              0.98%                0.93%
   Return on average equity                                 10.66%               10.22%              9.78%               11.25%
   Net interest margin                                       3.23%                3.19%              3.24%                3.20%
   Efficiency ratio                                         46.37%               52.26%             48.08%               51.32%
